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                          REGISTRATION RIGHTS AGREEMENT

                                      dated

                                 APRIL 19, 2001

                                  by and among

                             AMC ENTERTAINMENT INC.

                                       and

                         APOLLO INVESTMENT FUND IV, L.P.

                        APOLLO OVERSEAS PARTNERS IV, L.P.

                         APOLLO INVESTMENT FUND V, L.P.

                        APOLLO OVERSEAS PARTNERS V, L.P.










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




                                TABLE OF CONTENTS

                                                                            Page

SECTION 1.         Definitions................................................1
SECTION 2          Demand Registration........................................4
SECTION 3.         Piggyback Registration.....................................6
SECTION 4.         "MARKET STAND-OFF" AGREEMENT...............................6
SECTION 5.         Expenses...................................................7
SECTION 6.         Preparation and Filing.....................................7
SECTION 7.         Indemnification............................................9
SECTION 8.         Underwriting Agreement....................................12
SECTION 9.         Information by Holders....................................12
SECTION 10.        Exchange Act Compliance...................................12
SECTION 11.        No Conflict of Rights.....................................12
SECTION 12.        TRANSFER OF REGISTRATION RIGHTS...........................12
SECTION 13.        MISCELLANEOUS.............................................13

          This  REGISTRATION  RIGHTS  AGREEMENT  (this  "Agreement") is made and
                                                         ---------
entered into this 19th day of April 2001 by and among (i) AMC ENTERTAINMENT INC., a Delaware corporation (the "Company"), (ii) APOLLO INVESTMENT FUND IV, L.P., a Delaware limited partnership ("AIF IV"), and APOLLO OVERSEAS PARTNERS IV, L.P., a Cayman Islands exempted limited partnership ("AOP IV"), and any other partnership or entity affiliated with and managed by Apollo and over which Apollo exercises investment authority, including voting and dispositive rights, and to which either AIF IV or AOP IV assigns any of their respective interests hereunder (collectively, the "Apollo IV Investors"), (iii) APOLLO INVESTMENT FUND V, L.P., a Delaware limited partnership ("AIF V") and APOLLO OVERSEAS PARTNERS V, L.P., a Cayman Islands exempted limited partnership ("AOP V"), and any other partnership or entity affiliated with and managed by Apollo and over which Apollo exercises investment authority, including voting and dispositive rights, and to which either AIF V or AOP V assigns any of their respective interests hereunder, consistent with the provisions hereof (collectively, the "Apollo V Investors", and together with the Apollo IV Investors, the "Investors" and individually, an "Investor"). Certain terms used and not otherwise defined in the text of this Agreement are defined in Section 1 of this Agreement.


                                    RECITALS

          WHEREAS, the parties to the Agreement are simultaneously entering into that certain Investment Agreement of even date herewith (the "Investment
                                                                      ----------
Agreement")  pursuant to which the Investors  have agreed to purchase  shares of
---------
Preferred Stock (as defined below) from the Company, which are convertible into shares of the Company's Common Stock (as defined below).

          WHEREAS, the execution of this Agreement is an inducement and a condition precedent to the purchase by the Investors of the shares of Preferred Stock under the Investment Agreement.

          NOW THEREFORE, the Company and the Investors, each, intending to be legally bound hereto, agree as follows:

     Section 1 Definitions. As used in this Agreement, the following terms shall
               -----------
have the following

meanings:

          "Affiliate"  means,  with respect to any Person,  (i) any other Person
           ---------
directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person; (ii) any other Person that owns, directly or indirectly, ten percent or more of such Person's capital stock or other equity interests or any officer or director of any such Person or other Person; or (iii) with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin; provided, however, that with respect to Apollo or the Apollo
                   --------   -------
Purchasers, the term "Affiliate" shall not include any limited partner of the Apollo Purchasers or their Affiliates nor any portfolio or investee companies of the Apollo Purchasers or their Affiliates so long as, in either case, (x) Apollo does not control or have investment authority over such limited partner or portfolio or investee company; (y) such limited partner or portfolio or investee company does not operate in the domestic theatrical exhibition industry or otherwise compete with the Company and (z) Apollo does not own, directly or indirectly, 33% or more of such portfolio or investee company's capital stock or other equity interests. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have correlative meanings.

          "Apollo" means Apollo  Management IV, L.P., Apollo Management V, L.P.,
           ------
and their respective Affiliates.

          "Board" means the Board of Directors of the Company.
           -----

          "Closing"  has the  meaning  assigned  to such term in the  Investment
           -------
Agreement.

          "Closing Date" has the meaning assigned to such term in the Investment
           ------------
Agreement.

          "Commission"   means  the  United  States   Securities   and  Exchange
           ----------
Commission or any other Federal agency at the time administering the Securities Act and Exchange Act.

          "Common  Stock" means the Common Stock,  par value $0.662/3 per share,
           -------------
of the Company.

          "Demand Registration" has the meaning assigned to such term in Section
           -------------------
2(a).

          "Exchange Act" means the Securities  Exchange Act of 1934, as amended,
           ------------
or any similar successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

          "Indemnified  Party" has the meaning  assigned to such term in Section
           ------------------
7(a).

          "Information" has the meaning assigned to such term in Section 6(i).
           -----------

          "Inspectors" has the meaning assigned to such term in Section 6(i).
           ----------

          "Investment Agreement" shall have the meaning assigned to such term in
           --------------------
the Recitals.

          "Investor"  and  "Investors"  shall have the meaning  assigned to such
           --------------------------
term in the Preamble.

          "Lock-up  Period"  shall  have the  meaning  assigned  to such term in
           ---------------
Section 4.

          "Losses" shall have the meaning assigned to such term in Section 7(a).
           ------

          "NASDAQ" means the automated quotation system of the NASD.
           ------

          "Other  Shares"  means  the  shares  of  Common  Stock  that  are  not
           -------------
Registrable Shares.

          "Person"  shall  be  construed  broadly  and  shall  include,  without
           ------
limitation, an individual, a partnership, an investment fund, a limited liability corporation, a corporation, an association, a joint stock corporation, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Piggyback  Registration" shall have the meaning assigned to such term
           -----------------------
in Section 3(a).

          "Preferred  Stock" means the Series A Preferred Stock and the Series B
           ----------------
Preferred Stock.

          "Records" has the meaning assigned to such term in Section 6(i).
           -------

          "Registrable  Shares" means (i) any shares of Common Stock held by the
           -------------------
Investors or any permitted transferee at any time, (ii) any shares of Preferred Stock held by the Investors or any permitted transferee at any time, (iii) any shares of Common Stock and/or Preferred Stock issuable or issued upon conversion of the Preferred Stock held by the Investors or any permitted transferee at any time, and (iv) any Common Stock or Preferred Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i), (ii) and (iii) above; except, in each case, for shares of Common Stock and/or Preferred Stock
(x) the sale of which is covered by a registration statement that has been declared effective under the Securities Act or (y) which are eligible to be resold under Rule 144(k).

          "Rule 144" means Rule 144 promulgated  under the Securities Act or any
           --------
successor rule thereto or any complementary rule thereto.

          "Securities Act" means the Securities Act of 1933, as amended,  or any
           --------------
similar successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

          "Selling  Holder"  shall  have the  meaning  assigned  to such term in
           ---------------
Section 6(b).

          "Selling  Holders'  Counsel"  shall have the meaning  assigned to such
           ---------------------------
term in Section 6(b).

          "Series A Preferred  Stock" means the  Company's  Series A Convertible
           --------------------------
Preferred Stock, par value $0.66 2/3 per share.

          "Series B Preferred  Stock" means the Company's  Series B Exchangeable
           -------------------------
Preferred Stock, par value $0.66 2/3 per share.

          "Standstill  Agreement"  shall mean the Standstill  Agreement  entered
           ---------------------
into on the date hereof by and between the Company, Apollo, and the Apollo Investors.

     Section 2.Demand Registration.
               -------------------

          (a) Subject to subparagraphs (i), (ii) and (iii) below and at any time beginning 180 days after the date of execution of this Agreement, holders of at least 30% of the total number of outstanding Registrable Shares (assuming conversion of all shares of Preferred Stock into Common Stock) may make a written request to the Company to effect a registration under the Securities Act of all or a portion of the Registrable Shares held by such requesting holders in accordance with this Section 2 (a "Demand Registration"). The request shall
                                     --------------------
specify the number of Registrable Shares proposed to be included in such Demand Registration and the intended method of distribution, which may be pursuant to a shelf registration. The Company shall promptly use its best efforts to effect a Demand Registration, as expeditiously as possible, on an appropriate form under the Securities Act of the Registrable Shares which the Company has been so requested to register; provided, however, that the Company shall not be
                          --------   -------
obligated to effect any Demand Registration under the Securities Act except in accordance with the following provisions:

               (i) the Company shall not be obligated to file more than five registration statements in total pursuant to this Section 2, subject to paragraph (c) below;

               (ii) the Company shall not be obligated to file any registration statement during any period in which (A) any other registration statement (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) pursuant to which Registrable Shares are to be or were sold has been filed and not withdrawn or has been declared effective within the prior 90 days or
          (B) the Company has determined in good faith that the filing of a registration statement would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, such filing to be delayed until the date which is 90 days after such request for registration pursuant to this
          Section 2(a), provided,  that the Company may only so delay the filing
                        --------
          or effectiveness of a registration statement pursuant to this Section 2(a)(ii)(B) on one occasion during any twelve-month period; and

               (iii) with  respect to the Demand  Registration  pursuant to this
          Section 2, the Company may include in such Demand Registration securities that are not Registrable Shares if, in the view of the managing underwriter, the inclusion thereof will not adversely affect such offering. If such Demand Registration is an underwritten offering and the managing underwriter advises the Company in writing that the inclusion of all Registrable Shares and the Other Shares proposed to be included in such Demand Registration would interfere with the successful marketing (including pricing) of all such securities, then the number of Registrable Shares and Other Shares proposed to be included in such Demand Registration shall be included in the following order:

               (A) First, up to the number of Registrable Shares requested to be
                   -----
          included which in the opinion of the managing underwriter can be sold without adversely affecting the marketability of the offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Shares requested to be included in the offering by each such holder;

               (B) Second,  any Other Shares the Company proposes to be included
                   ------
          in the Demand Registration; and

               (C) Third,  any Other  Shares  requested  to be  included  in the
                   -----
          Demand Registration by any holder having contractual registration rights.

          (b) The holders of Registrable Shares requesting a Demand Registration may, in the notice delivered pursuant to paragraph 2(a) above, elect that such Demand Registration be an underwritten offering. Upon such election, such holders shall select one or more nationally recognized investment banks to act as the managing underwriter and shall select any additional investment banks to be used in connection with such offering, provided that such managing underwriter and investment banks must be reasonably satisfactory to the Company. The Company shall, together with all holders proposing to sell Registrable Shares in such offering, enter into a customary underwriting agreement with such underwriters.

          (c) A request for a Demand Registration may be withdrawn by written notice to the Company by the holders a majority of the Registrable Shares to be included in such registration with the following consequences:

               (i) If such request for a Demand Registration is withdrawn prior to the filing date of the registration statement, such withdrawn registration shall not count as a Demand Registration for purposes of paragraph (a) above;

               (ii) If such request for a Demand Registration is withdrawn after the filing date of the registration statement but prior to its effective date, such withdrawn registration shall not count as a Demand Registration for purposes of paragraph (a) above if the participating holders (x) have reimbursed the Company for all out-of-pocket expenses incurred by the Company in connection with such withdrawn registration or (y) (1) reasonably believed that the registration statement contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, (2) notified the Company of such fact and requested that the Company correct such alleged misstatement or omission and (3) the Company has refused to correct such alleged misstatement or omission; and

               (iii) A registration statement that becomes effective shall count as a Demand Registration for purposes of paragraph (a) above unless
          (x) the registration statement becomes subject to a stop order, injunction or other order of the Commission or any other governmental agency or court or (y) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by some act or omission by the holders.

          Section 3.     Piggyback Registration.
                         ----------------------

          (a)  If at any time the  Company  proposes  for any reason to register
Other Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), it shall promptly give written notice to the holders of Registrable Shares of its intention to so register the Other Shares and, upon the written request, given within 15 days after delivery of any such notice by the Company, of any holders of Registrable Shares to include in such registration Registrable Shares held by such holders (which request shall specify the number of Registrable Shares proposed to be included in such registration) (a "Piggyback Registration"), the
                                                  ----------------------
Company shall use its reasonable best efforts to cause all such Registrable Shares to be included in such Piggyback Registration on the same terms and conditions as the Other Shares (of similar type as the Registrable Securities) otherwise being sold in such Piggyback Registration; provided, however, that if
                                                      --------  -------
the managing underwriter advises the Company that the inclusion of all Registrable Shares or Other Shares proposed to be included in such Piggyback Registration would interfere with the successful marketing (including pricing) of the Other Shares proposed to be registered by the Company, then the number of Registrable Shares and Other Shares proposed to be included in such Piggyback Registration shall be included in the following order:

               (i)  First, the Other Shares to be registered by the Company;
                    -----

               (ii) Second,  Registrable  Shares,  pro rata based upon the total
                    ------
          number of Registrable Shares sought to be included in the registration and shares having piggyback rights owned by each holder at the time of such registration; and

               (iii)  Third,  Other  Shares  (not  included in clause (i) above)
                      -----
          having contractual or incidental piggyback rights, pro rata based upon the total number of such Other Shares owned by each holder at the time of such registration.

          (b) In connection with any offering under this Section 3 involving an underwriting, the Company shall not be required to include a holder's Registrable Shares in the underwritten offering unless such holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company.

          Section 4."Market  Stand-Off"  Agreement.  If requested by the Company
                     -----------------------------
and an underwriter of any capital stock or other securities of the Company, a holder shall not sell or otherwise transfer or dispose of any Registrable Shares or any other shares of capital stock of the Company held by such holder (other than those included in the registration) during the 180 day period following the effective date of a registration statement of the Company filed under the Securities Act, or for such shorter period as the officers and directors of the Company shall agree (the "Lock-Up Period").
                          --------------

          The obligations described in this Section 4 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such Lock-Up Period.

          Section 5.  Expenses.  The  Company  shall  bear  the  expense  of any
                      --------
registrations effected pursuant to Sections 2 and 3 including, without limitation, all registration and filing fees (including all expenses incident to filing with the American Stock Exchange or any other national securities exchange where the Registrable Shares are listed or accepted for trading), fees and expenses of complying with securities and blue sky laws, printing expenses, and fees and expenses of the Company's counsel and accountants, and the fees and expenses of the Selling Holders' Counsel (as defined below) of up to $25,000 for each registration, but excluding any underwriters' or brokers' discounts or commissions, transfer taxes (to the extent that such taxes are required by law to be paid by the Selling Holders) and the fees of any counsel, accountants or advisors to any Selling Holder, other than the Selling Holders' Counsel.

          Section 6.  Preparation  and Filing.  If and  whenever  the Company is
                      -----------------------
under an obligation pursuant to the provisions of this Agreement to use its reasonable best efforts to effect the registration of any Registrable Shares, the Company shall, as expeditiously as practicable:

               (a) with respect to a registration under Sections 2 and 3, use its reasonable best efforts to cause a registration statement that proposes to register such Registrable Shares to become and remain effective for a period of 270 days or until all of such Registrable Shares have been disposed of (if earlier);

               (b)  furnish,  at  least  five  business  days  before  filing  a registration statement that proposes to register such Registrable Shares, a prospectus relating thereto or any amendments or supplements relating to such registration statement or prospectus, to each holder of Registrable Shares (the "Selling Holder"), to any counsel to any Selling Holder and to one counsel
 ---------------
selected by the holders of a majority of such  Registrable  Shares (the "Selling
                                                                         -------
Holders' Counsel"), copies of all such documents proposed to be filed;
----------------

               (c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus related thereto as may be necessary to keep such registration statement effective for at least the periods set forth in Section 6(a) or until all of such Registrable Shares have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares;

               (d) notify in writing any counsel to any Selling Holder and the Selling Holders' Counsel promptly (i) of the receipt by the Company of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

               (e) use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Shares reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller of Registrable Shares to consummate the disposition in such jurisdictions of the Registrable Shares owned by such seller; provided, however, that the Company
                                           --------   -------
will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required so to do but for this paragraph (e);

               (f) furnish to each seller of such Registrable Shares such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

               (g) use its best efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Shares;

               (h) notify on a timely basis each Selling Holder at any time when a prospectus relating to such Registrable Shares is required to be delivered under the Securities Act within the appropriate period mentioned in paragraph
(a) of this Section, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

               (i) make available for inspection by any counsel to any Selling Holder and the Selling Holders' Counsel or any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate
 ----------
documents and properties of the Company (collectively,  the "Records"), as shall
                                                             -------
be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information (together with the Records, the "Information") reasonably
                                                        ------------
requested by any such Inspector in connection with such registration  statement.

Any of the Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a material misstatement or omission in the registration statement, (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) such Information has been made generally available to the public; the Selling Holder agrees that it will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

               (j) if the offering is to be underwritten, enter into any necessary agreement in connection therewith (including an underwriting agreement containing customary representations, warranties and agreements);

               (k) in the case of an underwritten offering, use its best efforts to obtain from its independent certified public accountants "comfort" letters in customary form and at customary times and covering matters of the type customarily covered by comfort letters;

               (l) in the case of an underwritten offering, use its best efforts to obtain from its outside counsel an opinion or opinions in customary form;

               (m) provide a transfer agent and registrar (which may be the same entity and which may not be the Company) for such Registrable Shares;

               (n) issue to any underwriter to which any Selling Holder may sell shares in such offering certificates evidencing such Registrable Shares;

               (o) list such Registrable Shares on the American Stock Exchange or any national securities exchange on which any shares of the Common Stock are listed, or if the Common Stock is not listed on a national securities exchange, use its best efforts to qualify such Registrable Shares for inclusion on such national securities exchange or NASDAQ as the holders of a majority of such Registrable Shares shall request;

               (p) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its securityholders, as soon as reasonably practicable, earnings statements (which need not be audited) covering a period of 12 months beginning within three months after the effective date of the registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act; and

               (q) use its best efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby.

          Section 7.  Indemnification.
                      ----------------

          (a) In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the seller of such Registrable Shares, its officers and directors, each underwriter, broker or any other person acting on behalf of such seller and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act (the "Indemnified Party") against any
                                                ------------------
losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which any Indemnified Party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) ("Losses") arise out of or are based upon an untrue
                               ------
statement or alleged untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such Indemnified Party for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any Losses; provided,
                                                                       --------
however,  that the  Company  shall not be liable in any such case to the  extent
-------
that any Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the
Company through an instrument duly executed by such Selling Holder or underwriter specifically for use in the preparation thereof; provided, further,
                                                             --------   -------
that with respect to any preliminary prospectus, the foregoing indemnity shall not inure to the benefit of (a) any underwriter or, in the case of a registration statement filed with respect to an offering which is not an underwritten offering, any Selling Holder, from whom the person asserting any Losses purchased Registrable Shares or (b) any Person controlling such underwriter or Selling Holder, if (i) a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was required by law to have been delivered by such underwriter or Selling Holder (as applicable), (ii) the prospectus had not been sent or given by or on behalf of such underwriter or Selling Holder (as applicable) to such person with or prior to a written confirmation of the sale of the Registrable Shares to such person, (iii) the prospectus (as so amended and supplemented) would have cured the defect giving rise to the Losses and (iv) such failure to deliver the prospectus (as so amended and supplemented) was not the result of noncompliance by the Company with Section 6(f) hereof.

          (b) In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, each Selling Holder shall indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section) the Company, each director of the Company, each officer of the Company, each underwriter, broker or other person acting on behalf of such Selling Holder, each person who controls any of the foregoing persons within the meaning of the Securities Act and each other Selling Holder under such registration statement with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter through an instrument duly executed by such Selling Holder specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the obligation to indemnify will
                        --------  -------
be several, not joint and several, among such Selling Holder, and the maximum amount of liability in respect of such indemnification shall be in proportion to and limited to, in the case of each Selling Holder, an amount equal to the net proceeds actually received by such Selling Holder from the sale of Registrable Shares effected pursuant to such registration.

          (c) The indemnification required by this Section 7 will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred, subject to prompt refund in the event any such payments are determined not to have been due and owing hereunder.

          (d) Promptly after receipt by an Indemnified Party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 7, such Indemnified Party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action (it being understood that no delay in delivering or failure to deliver such notice shall relieve the indemnifying persons from any liability or obligation hereunder unless (and then solely to the extent that) the indemnifying person is prejudiced by such delay and/or failure). In case any such action is brought against an Indemnified Party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, however, that if any Indemnified Party shall have reasonably concluded
--------  -------
that there may be one or more legal or equitable defenses available to such Indemnified Party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 7, the indemnifying party shall not have the right to assume the defense of such action on behalf of such Indemnified Party and such indemnifying party shall reimburse such Indemnified Party and any person controlling such Indemnified Party for that portion of the fees and expenses of any counsel retained by the Indemnified Party which is reasonably related to the matters covered by the indemnity agreement provided in this Section 7.

          (e) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling person of such Indemnified Party and will survive the transfer of securities.

          (f) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Losses then the indemnifying party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amounts paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Holders agree that it would not be just and equitable if contributions pursuant to this paragraph 7(f) were determined by pro rata allocation or by any other method of
                                   --------
allocation which did not take into account the equitable considerations referred to herein. The amount paid or payable to an Indemnified Party as a result of the Losses referred to above shall be deemed to include, subject to the limitation set forth in paragraph 7(d), any legal or other expenses reasonably incurred in connection with investigating or defending the same. Notwithstanding the foregoing, in no event shall the amount contributed by a seller of Registrable Shares exceed the aggregate net offering proceeds received by such seller from the sale of its Registrable Shares.

          Section 8. Underwriting  Agreement.  Notwithstanding the provisions of
                     -----------------------
Sections 6 and 7, to the extent that the Company and the Selling Holders shall enter into an underwriting or similar agreement, which agreement contains provisions covering one or more issues addressed in such sections, the provisions contained in such sections addressing such issue or issues shall be superseded with respect to such registration by such other agreement.

          Section 9.  Information by Holders.  The Selling Holders shall furnish
                      ----------------------
to the Company such written information regarding such Selling Holder and the distribution proposed by such Selling Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

          Section 10. Exchange Act Compliance. The Company shall comply with all
                      -----------------------
of the reporting requirements of the Exchange Act and with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of the Registrable Shares. The Company shall cooperate with the Investors in supplying such information as may be necessary for the Investors to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

          Section 11. No Conflict of Rights. The Company represents and warrants
                      ---------------------
to the Investors that the registration rights granted to the Investors hereby do not conflict with any other registration rights granted by the Company. The Company may grant, after the date hereof, registration rights to holders of capital stock of the Company to the extent that such registration rights do not conflict with the registration rights granted hereby.

          Section 12. Transfer of Registration  Rights. The rights hereunder may
                      --------------------------------
be transferred or assigned in connection with a transfer of Registrable Securities by any Investor to an Affiliate of an Investor. Additionally, the rights hereunder may be transferred or assigned in connection with a transfer of at least 10% of the then outstanding Registrable Shares by any Investor; provided, such transfer has been made in compliance with the terms of the
--------
Standstill Agreement. Notwithstanding the foregoing, such rights may only be transferred or assigned provided that all of the following additional conditions are satisfied: (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become subject to the terms of this Agreement; and (c) the Company is given written notice by such Investor of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned.

          Section 13.  Miscellaneous.
                       -------------

                    (a)  Severability. Whenever possible, each provision of this
                         ------------
Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, void or otherwise unenforceable provisions shall be null and void. It is the intent of the parties, however, that any invalid, void or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by law.

                    (b)  Entire  Agreement.  This  Agreement,  together with the
                         -----------------
Investment Agreement, the Standstill Agreement and all schedules, exhibits, certificates and other documents delivered therewith, contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior arrangements or understandings with respect hereto.

                    (c)  Successors and Assigns.  This Agreement  shall bind and
                         ----------------------
inure to the benefit of the Company and the Investors and their respective successors and permitted assigns.

                    (d)  Counterparts.    This   Agreement   may   be   executed
                         ------------
simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. The failure of any Investor to execute this Agreement does not make it invalid as against any other Investor.

                    (e)  Remedies.  The  Investors  shall  have all  rights  and
                         --------
remedies reserved for the Investors pursuant to this Agreement and the Certificate of Incorporation and the Bylaws of the Company, as amended, and all rights and remedies which such Investor has been granted at any time under any other agreement or contract and all of the rights which such holder has under any law or equity. Any person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity.

          It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

          (f)  Notices. All notices, requests, consents and other communications
               -------
hereunder to any party shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by telecopy, by nationally-recognized overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor:

                          (i)      if to the Company, to:

                                   AMC Entertainment Inc.
                                   106 West 14th Street
                                   P.O. Box 419615
                                   Kansas City, MO
                                   Attention:   Peter Brown
                                    Fax: (816) 480-2517

                                    with a copy to:

                                    Lathrop & Gage L.C.
                                    2345 Grand Boulevard
                                    Suite 2800
                                    Kansas City, MO 64108
                                    Attention:  Raymond F. Beagle, Jr.
                                    Fax: (816) 292-2001

                                    and a copy to:

                                    Skadden, Arps, Slate, Meagher & Flom LLP
                                    4 Times Square
                                    New York, NY 10036
                                    Attention: Eileen T. Nugent
                                    Fax: (212) 735-2000

                                   (ii)     and, if to the Investors, to:

                                    Apollo Investment Fund IV, L.P.
                                    Apollo Overseas Partners IV, L.P.
                                    c/o Apollo Management IV, L.P.

                                    and

                                    Apollo Investment Fund V, L.P.
                                    Apollo Overseas Partners V, L.P.
                                    c/o Apollo Management V, L.P.
                                    1301 Avenue of the Americas, 38th Floor
                                    New York, NY 10019
                                    Attention:  Marc Rowan
                                    Fax:  (212) 515-3262

                                    with copies to:

                                    Akin, Gump, Strauss, Hauer & Feld, LLP
                                    1333 New Hampshire Ave., NW
                                    Washington, D.C.  20036
                                    Attention:  Bruce S. Mendelsohn
                                    Fax:  (202) 887-4288

All such notices, requests, consents and other communications shall be deemed to have been delivered when received, or if received after the close of business, on the next business day.

          (g)  Governing Law; Jurisdiction; Venue; Process. This Agreement shall
               -------------------------------------------
be governed by and construed in accordance with the laws of the State of New York without regard to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York. Any legal action in a proceeding arising out of or in connection with this Agreement shall be brought in the courts of the State of New York, of the County and City of New York or of the United States District Court for the Southern District of New York, and by execution and delivery of this Agreement, the parties hereby irrevocably accept for themselves and in respect of their property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. The parties hereby irrevocably waive any objection which they may now or hereafter have to laying of jurisdiction or venue of any actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waive and agree, not to plead or claim in any such court that any such action or proceeding has been brought in an inconvenient forum. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.

          (h)  Further  Assurances.  Each party  hereto  shall do and perform or
               -------------------
cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

          (i)  Modifications;  Amendments;  Waivers. The terms and provisions of
               -----------------------------------
this Agreement may not be modified, amended or waived, except pursuant to a writing signed by the Company and the Investors provided, however, Sections 7 through 11 may be amended pursuant to a writing signed by the Company and the holders of a majority of the Registrable Shares.

          (j)  Headings.  The headings of the various Sections of this Agreement
               --------
have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

          (k)  Waiver.  No  course  of  dealing  between  the  Company  and  the
               ------
Investors or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          (l)  Mutual  Waiver  of  Jury  Trial.   BECAUSE  DISPUTES  ARISING  IN
               -------------------------------
CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                        AMC ENTERTAINMENT INC.


                        By:      /S/ PETER C. BROWN
                                 ----------------------------------------------
                                 Name:    Peter C. Brown
                                 Title:   Chairman of the Board,  President
                                          and Chief Executive Officer

                        APOLLO INVESTMENT FUND IV, L.P.

                        By:      APOLLO ADVISORS IV, L.P.
                                 its general partner

                        By:      Apollo Capital Management IV, Inc.
                                 its general partner

                        By:      /S/ MARC ROWAN
                                 ----------------------------------------------
                                 Name:    Marc Rowan
                                 Title:   Vice President

                        APOLLO OVERSEAS PARTNERS IV, L.P.

                        By:      APOLLO ADVISORS IV, L.P.
                                 its managing general partner

                        By:      Apollo Capital Management IV, Inc.
                                 its general partner

                        By:      /S/ MARC ROWAN
                                 ----------------------------------------------
                                 Name:    Marc Rowan
                                 Title:   Vice President

                        APOLLO INVESTMENT FUND V, L.P.

                        By:      APOLLO ADVISORS V, L.P.
                                 its general partner

                        By:      Apollo Capital Management V, Inc.
                                 its general partner

                        By:      /S/ MARC ROWAN
                                 ----------------------------------------------
                                 Name:    Marc Rowan
                                 Title:   Vice President

                        APOLLO OVERSEAS PARTNERS V, L.P.

                        By:      APOLLO ADVISORS V, L.P.
                                 its managing general partner

                        By:      Apollo Capital Management V, Inc.
                                 its general partner

                        By:      /S/ MARC ROWAN
                                 ----------------------------------------------
                                 Name:    Marc Rowan
                                 Title:   Vice President